Exhibit 10.1

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.5


                        Obligations to Issue Common Stock
                        ---------------------------------


1. Class B Convertible Preferred Stock - 1,192 shares outstanding, $1,000 par value. Convertible into shares of common stock at a 50% discount to lowest bid price during preceding 30 trading days, subject to shareholder holding maximum of 9.9% of outstanding shares. [see Exhibit to Form 10-KSB]

2. 8% Convertible Note Payable - $635,000 outstanding, due 8/28/05. Principal plus accrued interest convertible into shares of common stock at 25% discount to lowest bid price for preceding five trading days.

3. 8% Convertible Note Payable - $100,800 outstanding, due 3/1/06. Principal plus accrued interest convertible into shares of common stock at average closing price for preceding ten trading days.

4. Stock Options - 3,800,000 outstanding, of which, 1,800,000 are vested, 1,000,000 will vest on April 20, 2005, and 1,000,000 will vest on September 15, 2005.

5. Amendment to Rosenthal & Rosenthal Settlement Agreement - The Company is obligated to issue 300,000 shares of common stock before April 30, 2005, to Rosenthal & Rosenthal, as provided for in the Amendment to the Settlement Agreement dated 6/1/04.

Exhibit 10.1

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 3.6.3

                             Change in Compensation
                             ----------------------



1. On March 15, 2005, the Board of Directors of the Company granted the Company's CEO and CFO options to purchase 500,000 shares of common stock each at an exercise price equal to 125 percent of the weighted-average closing price of the stock for the four weeks following the grant date. The options vest six months from the grant date and expire five years from the date of the grant. As the exercise price of the options could not be determined as of the date of this agreement, the fair value of the options utilizing the Black-Scholes pricing model could not be determined, but will likely be in excess of $10,000 for each officer.